**EVERY SHAREHOLDER'S VOTE IS IMPORTANT!**
**VOTE THIS PROXY CARD TODAY!**

## EASY VOTING OPTIONS:



**VOTE ON THE INTERNET**
Log on to:
www.proxy-direct.com
Follow the on-screen instructions
available 24 hours



**VOTE BY TELEPHONE**
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours



Mail

**VOTE BY MAIL**
Vote, sign and date your
Proxy Card and return it in the
postage-paid envelope

Please detach at perforation before mailing.

**PROXY CARD** **PROXY CARD**

**FIRSTHAND FUNDS**
**FIRSTHAND TECHNOLOGY LEADERS FUND**
**Proxy for the Special Meeting of Shareholders – May 22, 2012**
**Proxy Solicited on Behalf of the Board of Trustees**

The shareholder(s) of Firsthand Technology Leaders Fund (the "Fund") whose signature(s) appears below hereof does/do hereby appoint Kevin Landis and Omar Billawala, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Meeting of Shareholders of Firsthand Technology Leaders Fund, a separate series of Firsthand Funds, to be held May 22, 2012, at 2:00 p.m., Pacific time, at the Hilton San Jose, 300 Almaden Blvd., San Jose, California 95110 and at all adjournments thereof (the "Meeting"), and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side. Each share of the Fund shall count as one vote regardless of the net asset value of that share.

**VOTE VIA THE INTERNET: www.proxy-direct.com**
**VOTE VIA THE TELEPHONE: 1-800-337-3503**

**Note**: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

______________________________
Shareholder sign here

______________________________
Co-owner sign here

______________________________
Date

FTL_23326_022712

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.**

# EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
# VOTE THIS PROXY CARD TODAY!

**Important Notice Regarding the Availability of Proxy Materials for the Firsthand Technology Leaders Fund Shareholder Meeting to Be Held on May 22, 2012. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/fhf23326**

Please detach at perforation before mailing.

**The Board of Trustees recommends a vote FOR the proposal listed below. The shares represented hereby will be voted as indicated at right or FOR if no choice is indicated.**

PLEASE MARK ONE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. To approve a proposed Agreement and Plan of Reorganization, dated December 12, 2011 that provides for the reorganization of Firsthand Technology Leaders Fund into Firsthand Technology Opportunities Fund. | ☐ | ☐ | ☐ |
| 2. In their discretion, the proxies are authorized to vote upon other business as may properly come before the Meeting. | NOT APPLICABLE | | |